Exhibit 99.1

Media Contact
202.384.2474

Investor Contact
781.522.5123

RTX Reports Q2 2023 Results

RTX sales up 12 percent on growth across all segments; Guides higher on 2023 sales, tightens adjusted EPS* outlook and revises cash outlook; Agreement reached to divest Collins’ actuation and flight control business

ARLINGTON, Va., July 25, 2023 – RTX (NYSE: RTX) reported second quarter 2023 results.

Second quarter 2023
•Sales of $18.3 billion, up 12 percent versus prior year including 13 percent organic growth*
•GAAP EPS from continuing operations of $0.90, up 2 percent versus prior year, which included $0.39 of acquisition accounting adjustments and net significant and/or non-recurring charges
•Adjusted EPS* of $1.29, up 11 percent versus prior year
•Operating cash flow from continuing operations of $719 million; Free cash flow* of $193 million
•Company backlog of $185 billion; including $73 billion of defense and $112 billion of commercial
•Realized $70 million of incremental RTX gross cost synergies; achieving previous $1.5 billion target
•Repurchased $596 million of RTX shares

Updates outlook for full year 2023
•Sales of $73.0 - $74.0 billion, up from $72.0 - $73.0 billion
•Adjusted EPS* of $4.95 - $5.05, up from $4.90 - $5.05
•Free cash flow* of approximately $4.3 billion, down from approximately $4.8 billion
•Confirms share repurchase of $3.0 billion of RTX shares

“Accelerating demand in global commercial aerospace and strong defense spending allowed us to deliver 12 percent sales growth and increased operating profit year-over-year, with top-line growth across all RTX business units,” said RTX Chairman and CEO Greg Hayes. “Based on the strong performance year-to-date and strong end-markets, we are raising our full year sales outlook and tightening our adjusted EPS* outlook. However, we are lowering our free cash flow* outlook to reflect the impact of an issue that has recently come to light, which will require Pratt & Whitney to remove certain engines from service for inspection earlier than expected. The continued safe operation of our fleet will always remain our number one priority.”

Second quarter 2023
RTX reported second quarter sales of $18.3 billion, up 12 percent over the prior year. GAAP EPS from continuing operations of $0.90 was up 2 percent versus the prior year and included $0.39 of acquisition accounting adjustments and net significant and/or non-recurring charges. This included $0.26 of acquisition accounting adjustments, an $0.08 charge related to an airline customer insolvency, $0.04 of restructuring and $0.01

*Adjusted net sales, organic sales, adjusted operating profit (loss) and margin, adjusted segment operating profit (loss) and margin, adjusted net income, adjusted earnings per share (“EPS”) and free cash flow are non-GAAP financial measures. When we provide our expectation for adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of these non-GAAP financial measures to the corresponding GAAP measures (expected diluted EPS from continuing operations and expected cash flow from operations) is not available without unreasonable effort due to the unavailability of items for exclusion from the GAAP measure (such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures and other structural changes). We are unable to address the probable significance of this information, the variability of which may have a significant impact on future GAAP results. See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

related to segment and portfolio transformation costs. Adjusted EPS* of $1.29 was up 11 percent versus the prior year.

The company recorded net income from continuing operations attributable to common shareowners in the second quarter of $1.3 billion, up 2 percent versus the prior year, which included $568 million of acquisition accounting adjustments and net significant and/or non-recurring charges. Adjusted net income* was $1.9 billion, up 10 percent versus prior year. Operating cash flow from continuing operations in the second quarter was $719 million. Capital expenditures were $526 million, resulting in free cash flow* of $193 million.

Pratt & Whitney Fleet Update
Unrelated to the company’s second quarter earnings results, Pratt & Whitney has determined that a rare condition in powdered metal used to manufacture certain engine parts will require accelerated fleet inspection. This does not impact engines currently being produced.

As a result, the business anticipates that a significant portion of the PW1100G-JM engine fleet, which powers the A320neo, will require accelerated removals and inspections within the next nine to twelve months, including approximately 200 accelerated removals by mid-September of this year. The business is working to minimize operational impacts and support its customers. Management will provide additional detail on this matter during the earnings call.

Summary Financial Results – Continuing Operations Attributable to Common Shareowners

	2nd Quarter
($ in millions, except EPS)	2023	2022	% Change
Reported
Sales	$18,315	$16,314	12%
Net Income	$1,327	$1,304	2%
EPS	$0.90	$0.88	2%

Adjusted*
Sales	$18,315	$16,314	12%
Net Income	$1,895	$1,722	10%
EPS	$1.29	$1.16	11%

Operating Cash Flow from Continuing Operations	$719	$1,286	(44)%
Free Cash Flow*	$193	$807	(76)%

Backlog and Bookings
Backlog at the end of the second quarter was $185 billion, of which $112 billion was from commercial aerospace and $73 billion was from defense.

Notable defense bookings during the quarter included:
•$2.0 billion for F135 production at Pratt & Whitney
•$1.5 billion for F117 sustainment at Pratt & Whitney
•$1.2 billion for AMRAAM production at Raytheon Missiles & Defense (RMD)
•$1.1 billion of classified bookings at Raytheon Intelligence & Space (RIS)

•$322 million for a diverse set of cyber defense services for federal and civil customers at RIS
•$294 million of classified bookings at RMD
•$265 million for Javelin production at RMD
•$251 million for AIM-9X production at RMD
•$237 million for CLEAVAR counter UAS production at RMD

Segment Results
The company’s reportable segments are Collins Aerospace, Pratt & Whitney, Raytheon Intelligence & Space (RIS), and Raytheon Missiles & Defense (RMD). Future quarters will reflect the business unit realignment.

Collins Aerospace

	2nd Quarter
($ in millions)	2023	2022	% Change
Reported
Sales	$5,850	$5,011	17%
Operating Profit	$821	$546	50%
ROS	14.0%	10.9%	310	bps

Adjusted*
Sales	$5,850	$5,011	17%
Operating Profit	$837	$617	36%
ROS	14.3%	12.3%	200	bps

Collins Aerospace had second quarter 2023 sales of $5,850 million, up 17 percent versus the prior year. The increase in sales was driven by a 29 percent increase in commercial aftermarket, a 14 percent increase in commercial OE, and a 5 percent increase in military. The increase in commercial sales was driven primarily by strong demand across commercial aerospace end markets, which resulted in higher flight hours and higher OE production rates. The increase in military sales was driven primarily by higher development volume.

Collins Aerospace recorded operating profit of $821 million, up 50 percent versus the prior year. The increase in operating profit was primarily driven by higher sales volume and favorable mix, partially offset by higher production costs, as well as higher R&D and SG&A expenses. On an adjusted basis, operating profit* of $837 million was up 36 percent versus the prior year. Q2 2022 included a charge of $69 million associated with the disposition of two non-core businesses.

Pratt & Whitney

	2nd Quarter
($ in millions)	2023	2022	% Change
Reported
Sales	$5,701	$4,969	15%
Operating Profit	$230	$302	(24)%
ROS	4.0%	6.1%	(210)	bps

Adjusted*
Sales	$5,701	$4,969	15%
Operating Profit	$436	$303	44%
ROS	7.6%	6.1%	150	bps

Pratt & Whitney had second quarter 2023 sales of $5,701 million, up 15 percent versus the prior year. The increase in sales was driven by a 26 percent increase in commercial aftermarket and a 22 percent increase in commercial OE, which was partially offset by a 3 percent decrease in military sales. The increase in commercial sales was primarily due to higher shop visit volume and content, as well as higher engine deliveries and favorable mix across both Large Commercial Engines and Pratt & Whitney Canada. The decline in military sales was driven by the absence of the benefit of an F135 production contract award in Q2 2022, which was partially offset by higher F135 sustainment volume in Q2 2023.

Pratt & Whitney recorded operating profit of $230 million, down 24 percent versus the prior year. Q2 2023 operating profit included the impact of a charge related to a customer insolvency of $181 million. Excluding the impact of the customer insolvency, and other significant and/or non-recurring items, Pratt & Whitney recorded adjusted operating profit* of $436 million in the second quarter of 2023, up 44 percent versus the prior year. The increase in operating profit was primarily driven by drop through on higher commercial aftermarket sales and favorable large commercial OE mix, which partially offset higher production costs and higher R&D expenses.

Raytheon Intelligence & Space

	2nd Quarter
($ in millions)	2023	2022	% Change
Reported
Sales	$3,655	$3,570	2%
Operating Profit	$291	$315	(8)%
ROS	8.0%	8.8%	(80)	bps

Adjusted*
Sales	$3,655	$3,570	2%
Operating Profit	$297	$315	(6)%
ROS	8.1%	8.8%	(70)	bps

RIS had second quarter 2023 sales of $3,655 million, up 2 percent versus the prior year driven by higher sales from Sensing and Effects and Cyber and Services programs, which was partially offset by lower sales from Command, Control and Communications programs.

RIS recorded operating profit of $291 million, down 8 percent versus the prior year. The decrease in operating profit was driven by unfavorable mix and higher operating expenses, which more than offset improved productivity and drop through on higher volume. On an adjusted basis, operating profit* was down 6 percent versus the prior year.

Raytheon Missiles & Defense

	2nd Quarter
($ in millions)	2023	2022	% Change
Reported
Sales	$4,000	$3,558	12%
Operating Profit	$415	$348	19%
ROS	10.4%	9.8%	60	bps

Adjusted*
Sales	$4,000	$3,558	12%
Operating Profit	$427	$348	23%
ROS	10.7%	9.8%	90	bps

RMD had second quarter 2023 sales of $4,000 million, up 12 percent versus prior year. The increase in sales was primarily driven by higher volume in Air Power, Advanced Technology and Land Warfare & Air Defense programs.

RMD recorded operating profit of $415 million, up 19 percent versus the prior year. The increase in operating profit was driven by favorable net program efficiencies and drop through on higher volume, which was partially offset by unfavorable mix resulting from early stage production programs. RMD recorded adjusted operating profit* of $427 million, up 23 percent versus the prior year.

About RTX
RTX is the world's largest aerospace and defense company. With more than 180,000 global employees, we push the limits of technology and science to redefine how we connect and protect our world. Through industry-leading businesses – Collins Aerospace, Pratt & Whitney, and Raytheon – we are advancing aviation, engineering integrated defense systems for operational success, and developing next-generation technology solutions and manufacturing to help global customers address their most critical challenges. The company, with 2022 sales of $67 billion, is headquartered in Arlington, Virginia.

Conference Call on the Second Quarter 2023 Financial Results
RTX’s financial results conference call will be held on Tuesday, July 25, 2023 at 8:30 a.m. ET. The conference call will be webcast live on the company's website at www.rtx.com and will be available for replay following the call. The corresponding presentation slides will be available for downloading prior to the call.

Use and Definitions of Non-GAAP Financial Measures
RTX Corporation (“RTX” or “the Company”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).
We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit (loss) and margin, adjusted segment operating profit (loss) and margin, adjusted net income, adjusted earnings per share (“EPS”), and free cash flow are non-GAAP financial measures. Adjusted net sales represents consolidated net sales (a GAAP measure), excluding significant nonoperational items and/or significant operational items that may occur at irregular intervals (hereinafter referred to as “net significant and/or non-recurring items”). Organic sales represents the change in consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and net significant and/or non-recurring items. Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items. Adjusted operating profit margin represents adjusted operating profit (loss) as a percentage of adjusted net sales. Adjusted segment operating profit (loss) represents the combined operating profit (loss) (a GAAP measure) of our business segments, excluding restructuring costs, and net significant and/or non-recurring items. Adjusted segment operating profit margin represents adjusted segment operating profit (loss) as a percentage of adjusted segment sales (the combined adjusted sales of our business segments). Acquisition accounting adjustments include the amortization of acquired intangible assets related to acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through acquisitions, the amortization of customer contractual obligations related to loss making or below market contracts acquired, and goodwill impairment.

Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items. For the business segments, when applicable, adjustments of net sales similarly reflect continuing operations (a GAAP measure) excluding net significant and/or non-recurring items. Organic sales for the business segments similarly excludes the impact of foreign currency, acquisitions and divestitures, and net significant and/or non-recurring items, and adjustments of operating profit (loss) and operating profit margins (also referred to as return on sales (“ROS”)) similarly reflect continuing operations, excluding restructuring, acquisition accounting adjustments and net significant and/or non-recurring items.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTX’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTX’s common stock and distribution of earnings to shareowners.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for adjusted net sales, organic sales, adjusted operating profit (loss) and margin, adjusted segment operating profit margin, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures, as described above, generally is not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward- looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide RTX Corporation (“RTX”) management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid and are not statements of historical fact. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “goals,” “objectives,” “confident,” “on track,” “designed to” and other words of similar meaning. Forward- looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, cost savings, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to RTX of its segment realignment, the merger (the “merger”) between United Technologies Corporation (“UTC”) and Raytheon Company (“Raytheon”) or the spin-offs by UTC of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “separation transactions”) in 2020, or the UTC acquisition of Rockwell Collins in 2018, and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward- looking statements contained in the U.S. Private Securities Litigation Reform Act of1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of changes in economic, capital market and political conditions in the U.S. and globally, such as from the global sanctions and export controls with respect to Russia, and any changes therein, including related to financial market conditions, bank failures and other banking industry disruptions, fluctuations in commodity prices or supply (including energy supply), inflation, interest rates and foreign currency exchange rates, disruptions in global supply chain and labor markets, and geopolitical risks; (2) risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a continuing resolution, a government shutdown, the debt ceiling or measures taken to avoid default, or otherwise, and uncertain funding of programs; (3) challenges in the development, production, delivery, support, and performance of RTX advanced technologies and new products and services and the realization of the anticipated benefits (including our expected returns under customer contracts), as well as the challenges of operating in RTX’s highly- competitive industries; (4) risks relating to RTX’s reliance on U.S. and non-U.S. suppliers and commodity markets, including the effect of sanctions, delays and disruptions in the delivery of materials and services to RTX or its suppliers and price increases; (5) risks relating to RTX international operations from, among other things, changes in trade policies and implementation of sanctions, foreign currency fluctuations, economic conditions, political factors, sales methods, and U.S. or local government regulations; (6) the condition of the aerospace industry; (7) the ability of RTX to attract, train and retain qualified personnel and maintain its culture and high ethical standards, and the ability of our personnel to continue to operate our facilities and businesses around the world; (8) risks relating to developments in the coronavirus disease 2019 (COVID-19) pandemic and the impact on RTX’s business, supply chain, operations and the industries in which it operates, including the decrease in global air travel, and significant business disruptions; (9) the scope, nature, timing and challenges of managing acquisitions, investments, divestitures and other transactions, including the realization of synergies and opportunities for growth and innovation, the assumption of liabilities and other risks and incurrence of related costs and expenses; (10) compliance with legal, environmental, regulatory and other requirements, including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anticorruption requirements, such as the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations in the U.S. and other countries in which RTX and its businesses operate; (11) the outcome of pending, threatened and future legal proceedings, investigations and other contingencies, including those related to U.S. government audits and disputes; (12) factors that could impact RTX’s ability to engage in desirable capital-raising or strategic transactions, including its capital structure, levels of indebtedness, capital expenditures and research and development spending, and the availability of credit, credit market conditions including the cost of debt, and other factors; (13) uncertainties associated with the timing and scope of future repurchases by RTX of its common stock or declarations of cash dividends, which may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (14) risks relating to realizing expected benefits from, incurring costs for, and successfully managing, the Company’s segment realignment effective July 1, 2023, the merger, and other RTX strategic initiatives such as cost reduction, restructuring, digital transformation and other operational initiatives; (15) risks of additional tax exposures due to new tax legislation or other developments, in the U.S. and other countries in which RTX and its businesses operate; (16) risks relating to addressing the identified rare condition in powdered metal used to manufacture certain Pratt & Whitney engine parts that will require accelerated removals and inspections of a significant portion of the PW1100G-JM fleet, including the timing and costs relating thereto, as well as issues that could impact RTX product performance, including quality, reliability or durability (17) risks relating to a RTX product safety failure or other failure affecting RTX’s or its customers’ or suppliers’ products or systems; (18) risks relating to cyber-attacks on RTX’s information technology infrastructure, products, suppliers, customers and partners, threats to RTX facilities and personnel, as well as other events outside of RTX’s control such as public health crises, damaging weather or other acts of nature; (19) the effect of changes in accounting estimates for our programs on our financial results; (20) the effect of changes in pension and other postretirement plan estimates and assumptions and contributions; (21) risks relating to an impairment of goodwill and other intangible assets; (22) the effects of climate change and changing climate-related regulations, customer and market demands, products and technologies; and (23) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions and other internal restructurings as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of RTX, UTC and Raytheon on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and RTX assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RTX Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2023	2022	2023	2022
Net Sales	$18,315	$16,314	$35,529	$32,030
Costs and Expenses:
Cost of sales	14,518	12,856	28,163	25,416
Research and development	729	698	1,336	1,333
Selling, general and administrative	1,635	1,424	3,033	2,893
Total Costs and Expenses	16,882	14,978	32,532	29,642
Other income, net	25	17	113	45
Operating profit	1,458	1,353	3,110	2,433
Non-service pension income	(447)	(474)	(891)	(954)
Interest expense, net	333	329	648	647
Income from continuing operations before income taxes	1,572	1,498	3,353	2,740
Income tax expense	213	160	513	276
Net income from continuing operations	1,359	1,338	2,840	2,464
Less: Noncontrolling interest in subsidiaries’ earnings from continuing operations	32	34	87	57
Net income from continuing operations attributable to common shareowners	1,327	1,304	2,753	2,407
Loss from discontinued operations attributable to common shareowners	—	—	—	(19)
Net income attributable to common shareowners	$1,327	$1,304	$2,753	$2,388

Earnings (loss) Per Share attributable to common shareowners - Basic:
Income from continuing operations	$0.91	$0.88	$1.89	$1.62
Loss from discontinued operations	—	—	—	(0.01)
Net income attributable to common shareowners	$0.91	$0.88	$1.89	$1.61
Earnings (loss) Per Share attributable to common shareowners - Diluted:
Income from continuing operations	$0.90	$0.88	$1.87	$1.61
Loss from discontinued operations	—	—	—	(0.01)
Net income attributable to common shareowners	$0.90	$0.88	$1.87	$1.60

Weighted Average Shares Outstanding:
Basic shares	1,457.5	1,479.2	1,459.9	1,482.9
Diluted shares	1,468.7	1,489.6	1,471.5	1,493.7

RTX Corporation
Segment Net Sales and Operating Profit

	Quarter Ended				Six Months Ended
	(Unaudited)				(Unaudited)
	June 30, 2023		June 30, 2022		June 30, 2023		June 30, 2022
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace	$5,850	$5,850	$5,011	$5,011	$11,431	$11,431	$9,835	$9,835
Pratt & Whitney	5,701	5,701	4,969	4,969	10,931	10,931	9,498	9,498
Raytheon Intelligence & Space	3,655	3,655	3,570	3,570	7,220	7,220	7,142	7,142
Raytheon Missiles & Defense	4,000	4,000	3,558	3,558	7,671	7,671	7,085	7,085
Total segments	19,206	19,206	17,108	17,108	37,253	37,253	33,560	33,560
Eliminations and other	(891)	(891)	(794)	(794)	(1,724)	(1,724)	(1,530)	(1,530)
Consolidated	$18,315	$18,315	$16,314	$16,314	$35,529	$35,529	$32,030	$32,030

Operating Profit
Collins Aerospace	$821	$837	$546	$617	$1,615	$1,637	$986	$1,201
Pratt & Whitney	230	436	302	303	645	870	453	611
Raytheon Intelligence & Space	291	297	315	315	615	627	693	693
Raytheon Missiles & Defense	415	427	348	348	743	762	735	735
Total segments	1,757	1,997	1,511	1,583	3,618	3,896	2,867	3,240
Eliminations and other	(60)	(70)	(47)	(47)	(47)	(125)	(81)	(87)
Corporate expenses and other unallocated items	(59)	(28)	(42)	(33)	(102)	(68)	(178)	(130)
FAS/CAS operating adjustment	309	309	379	379	623	623	757	757
Acquisition accounting adjustments	(489)	—	(448)	—	(982)	—	(932)	—
Consolidated	$1,458	$2,208	$1,353	$1,882	$3,110	$4,326	$2,433	$3,780

Segment Operating Profit Margin
Collins Aerospace	14.0%	14.3%	10.9%	12.3%	14.1%	14.3%	10.0%	12.2%
Pratt & Whitney	4.0%	7.6%	6.1%	6.1%	5.9%	8.0%	4.8%	6.4%
Raytheon Intelligence & Space	8.0%	8.1%	8.8%	8.8%	8.5%	8.7%	9.7%	9.7%
Raytheon Missiles & Defense	10.4%	10.7%	9.8%	9.8%	9.7%	9.9%	10.4%	10.4%
Total segment	9.1%	10.4%	8.8%	9.3%	9.7%	10.5%	8.5%	9.7%

RTX Corporation
Condensed Consolidated Balance Sheet

	June 30, 2023	December 31, 2022
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$5,391	$6,220
Accounts receivable, net	9,903	9,108
Contract assets	12,970	11,534
Inventory, net	11,997	10,617
Other assets, current	5,654	4,964
Total current assets	45,915	42,443
Customer financing assets	2,457	2,603
Fixed assets, net	15,295	15,170
Operating lease right-of-use assets	1,812	1,829
Goodwill	54,122	53,840
Intangible assets, net	36,234	36,823
Other assets	6,326	6,156
Total assets	$162,161	$158,864

Liabilities, Redeemable Noncontrolling Interest and Equity
Short-term borrowings	$1,076	$625
Accounts payable	10,128	9,896
Accrued employee compensation	2,121	2,401
Other accrued liabilities	11,719	10,999
Contract liabilities	15,162	14,598
Long-term debt currently due	1,554	595
Total current liabilities	41,760	39,114
Long-term debt	32,723	30,694
Operating lease liabilities, non-current	1,570	1,586
Future pension and postretirement benefit obligations	4,579	4,807
Other long-term liabilities	7,442	8,449
Total liabilities	88,074	84,650
Redeemable noncontrolling interest	31	36
Shareowners’ Equity:
Common stock	38,206	37,911
Treasury stock	(16,713)	(15,530)
Retained earnings	52,489	52,269
Accumulated other comprehensive loss	(1,502)	(2,018)
Total shareowners’ equity	72,480	72,632
Noncontrolling interest	1,576	1,546
Total equity	74,056	74,178
Total liabilities, redeemable noncontrolling interest and equity	$162,161	$158,864

RTX Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2023	2022	2023	2022
Operating Activities:
Net income from continuing operations	$1,359	$1,338	$2,840	$2,464
Adjustments to reconcile net income from continuing operations to net cash flows provided by (used in) operating activities:
Depreciation and amortization	1,044	999	2,078	2,013
Deferred income tax benefit	(371)	(546)	(700)	(1,147)
Stock compensation cost	112	109	212	212
Net periodic pension and other postretirement income	(390)	(354)	(778)	(714)
Change in:
Accounts receivable	263	(1,346)	(699)	(790)
Contract assets	(232)	(306)	(1,430)	(525)
Inventory	(602)	(446)	(1,322)	(1,033)
Other current assets	(108)	(72)	(634)	(353)
Accounts payable and accrued liabilities	(639)	2,425	(149)	2,109
Contract liabilities	32	(259)	255	(309)
Other operating activities, net	251	(256)	183	(165)
Net cash flows provided by (used in) operating activities from continuing operations	719	1,286	(144)	1,762
Investing Activities:
Capital expenditures	(526)	(479)	(1,046)	(918)
Dispositions of businesses, net of cash transferred	—	53	—	88
Customer financing assets receipts (payments), net	14	12	42	(7)
Increase in other intangible assets	(160)	(103)	(314)	(185)
Receipts (payments) from settlements of derivative contracts, net	58	(118)	45	(151)
Other investing activities, net	(9)	17	71	37
Net cash flows used in investing activities from continuing operations	(623)	(618)	(1,202)	(1,136)
Financing Activities:
Issuance of long-term debt	3	—	2,974	—
Repayment of long-term debt	(3)	(2)	(3)	(2)
Change in commercial paper, net	897	—	470	—
Change in other short-term borrowings, net	(46)	(23)	(24)	(17)
Dividends paid on common stock	(844)	(798)	(1,634)	(1,543)
Repurchase of common stock	(596)	(1,036)	(1,158)	(1,779)
Other financing activities, net	(39)	(23)	(157)	(286)
Net cash flows (used in) provided by financing activities from continuing operations	(628)	(1,882)	468	(3,627)
Effect of foreign exchange rate changes on cash and cash equivalents from continuing operations	18	(35)	19	(20)
Net decrease in cash, cash equivalents and restricted cash	(514)	(1,249)	(859)	(3,021)
Cash, cash equivalents and restricted cash, beginning of period	5,946	6,081	6,291	7,853
Cash, cash equivalents and restricted cash, end of period	5,432	4,832	5,432	4,832
Less: Restricted cash, included in Other assets, current and Other assets	41	65	41	65
Cash and cash equivalents, end of period	$5,391	$4,767	$5,391	$4,767

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2023	2022	2023	2022
Collins Aerospace
Net sales	$5,850	$5,011	$11,431	$9,835
Operating profit	$821	$546	$1,615	$986
Restructuring	(5)	(2)	(8)	(5)
Segment and portfolio transformation costs	(11)	—	(14)	—
Impairment charges and reserve adjustments related to Russia sanctions (2)	—	—	—	(141)
Charges associated with disposition of businesses	—	(69)	—	(69)
Adjusted operating profit	$837	$617	$1,637	$1,201
Adjusted operating profit margin	14.3%	12.3%	14.3%	12.2%
Pratt & Whitney
Net sales	$5,701	$4,969	$10,931	$9,498
Operating profit	$230	$302	$645	$453
Restructuring	(25)	(1)	(44)	(3)
Impairment charges and reserve adjustments related to Russia sanctions (2)	—	—	—	(155)
Charges related to a customer insolvency (1)	(181)	—	(181)	—
Adjusted operating profit	$436	$303	$870	$611
Adjusted operating profit margin	7.6%	6.1%	8.0%	6.4%
Raytheon Intelligence & Space
Net sales	$3,655	$3,570	$7,220	$7,142
Operating profit	$291	$315	$615	$693
Restructuring	(5)	—	(5)	—
Segment and portfolio transformation costs	(1)	—	(7)	—
Adjusted operating profit	$297	$315	$627	$693
Adjusted operating profit margin	8.1%	8.8%	8.7%	9.7%
Raytheon Missiles & Defense
Net sales	$4,000	$3,558	$7,671	$7,085
Operating profit	$415	$348	$743	$735
Restructuring	(12)	—	(19)	—
Adjusted operating profit	$427	$348	$762	$735
Adjusted operating profit margin	10.7%	9.8%	9.9%	10.4%
Eliminations and Other
Net sales	$(891)	$(794)	$(1,724)	$(1,530)
Operating profit (loss)	$(60)	$(47)	$(47)	$(81)
Gain on sale of land	—	—	68	—
Charges related to a customer insolvency (1)	10	—	10	—
Impairment charges and reserve adjustments related to Russia sanctions (2)	—	—	—	6
Adjusted operating loss	$(70)	$(47)	$(125)	$(87)
Corporate expenses and other unallocated items
Operating loss	$(59)	$(42)	$(102)	$(178)
Restructuring	(21)	(9)	(22)	(48)
Segment and portfolio transformation costs	(10)	—	(12)	—
Adjusted operating loss	$(28)	$(33)	$(68)	$(130)
FAS/CAS Operating Adjustment
Operating profit	$309	$379	$623	$757

Acquisition Accounting Adjustments
Operating loss	$(489)	$(448)	$(982)	$(932)
Acquisition accounting adjustments	(489)	(448)	(982)	(932)
Adjusted operating profit	$—	$—	$—	$—
RTX Consolidated
Net sales	$18,315	$16,314	$35,529	$32,030
Operating profit	$1,458	$1,353	$3,110	$2,433
Restructuring	(68)	(12)	(98)	(56)
Acquisition accounting adjustments	(489)	(448)	(982)	(932)
Total net significant and/or non-recurring items included in Operating profit above	(193)	(69)	(136)	(359)
Adjusted operating profit	$2,208	$1,882	$4,326	$3,780
(1)     Total net significant and/or non-recurring items in the table above for the quarter and six months ended June 30, 2023 includes a net pre-tax charge of $0.2 billion related to a customer insolvency during the second quarter of 2023. The charge primarily relates to Contract assets and Customer financing assets exposures with the customer. Management has determined that the nature and significance of the charge is considered unusual and, therefore not indicative of the Company’s ongoing operational performance.
(2)    Total net significant and/or non-recurring items in the table above for the six months ended June 30, 2022 includes a net pre-tax charge of $0.3 billion related to the impact of the sanctions imposed upon Russia in response to the Russia-Ukraine conflict, primarily consisting of charges related to increased estimates for credit losses on both our accounts receivables and contract assets, inventory reserves, impairment of customer financing assets for products under lease and contract fulfillment costs, and recognition of supplier obligations. Management has determined that these items are directly attributable to the sanctions, incremental to similar costs (or income) incurred for reasons other than the sanctions and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Income from Continuing Operations, Earnings Per Share, and Effective Tax Rate

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2023	2022	2023	2022
Income from continuing operations attributable to common shareowners	$1,327	$1,304	$2,753	$2,407
Total Restructuring	(68)	(12)	(98)	(56)
Total Acquisition accounting adjustments	(489)	(448)	(982)	(932)
Total net significant and/or non-recurring items included in Operating profit	(193)	(69)	(136)	(359)
Significant and/or non-recurring items included in Non-service Pension Income
Non-service pension restructuring	—	—	(2)	5
Tax effect of restructuring and net significant and/or non-recurring items above	165	111	266	293
Significant and/or non-recurring items included in Noncontrolling Interest
Noncontrolling interest share of customer insolvency charges	17	—	17	—
Noncontrolling interest share of certain Russia sanction charges	—	—	—	11
Less: Impact on net income attributable to common shareowners	(568)	(418)	(935)	(1,038)
Adjusted income from continuing operations attributable to common shareowners	$1,895	$1,722	$3,688	$3,445

Diluted Earnings Per Share	$0.90	$0.88	$1.87	$1.61
Impact on Diluted Earnings Per Share	(0.39)	(0.28)	(0.64)	(0.70)
Adjusted Diluted Earnings Per Share	$1.29	$1.16	$2.51	$2.31

Effective Tax Rate	13.5%	10.7%	15.3%	10.1%
Impact on Effective Tax Rate	(2.8)%	(2.7)%	(1.7)%	(3.8)%
Adjusted Effective Tax Rate	16.3%	13.4%	17.0%	13.9%

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Segment Operating Profit Margin and Adjusted Segment Operating Profit Margin

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2023	2022	2023	2022
Net Sales	$18,315	$16,314	$35,529	$32,030
Reconciliation to segment net sales:
Eliminations and other	891	794	1,724	1,530
Segment Net Sales	$19,206	$17,108	$37,253	$33,560

Operating Profit	$1,458	$1,353	$3,110	$2,433
Operating Profit Margin	8.0%	8.3%	8.8%	7.6%
Reconciliation to segment operating profit:
Eliminations and other	60	47	47	81
Corporate expenses and other unallocated items	59	42	102	178
FAS/CAS operating adjustment	(309)	(379)	(623)	(757)
Acquisition accounting adjustments	489	448	982	932
Segment Operating Profit	$1,757	$1,511	$3,618	$2,867
Segment Operating Profit Margin	9.1%	8.8%	9.7%	8.5%
Reconciliation to adjusted segment operating profit:
Restructuring	(47)	(3)	(76)	(8)
Net significant and/or non-recurring items	(193)	(69)	(202)	(365)
Adjusted Segment Operating Profit	$1,997	$1,583	$3,896	$3,240
Adjusted Segment Operating Profit Margin	10.4%	9.3%	10.5%	9.7%

RTX Corporation
Free Cash Flow Reconciliation

	Quarter Ended June 30,
	(Unaudited)
(dollars in millions)	2023	2022
Net cash flows provided by operating activities from continuing operations	$719	$1,286
Capital expenditures	(526)	(479)
Free cash flow	$193	$807

	Six Months Ended June 30,
	(Unaudited)
(dollars in millions)	2023	2022
Net cash flows (used in) provided by operating activities from continuing operations	$(144)	$1,762
Capital expenditures	(1,046)	(918)
Free cash flow	$(1,190)	$844